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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 10, 1997 (which contains an explanatory paragraph with respect to the Company's ability to continue as a going concern) in Amendment No. 6 to the Registration Statement (Form S-1) and related Prospectus of Transcend Therapeutics, Inc. for the registration of 2,070,000 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          Ernst & Young LLP

Boston, Massachusetts

July 1, 1997